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                                                                    EXHIBIT 99.1

                           FARMERS & MERCHANTS BANK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and Proxy Statement and does hereby appoint ______________ and _______________ and either of them with full power of substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of Farmers & Merchants Bank ("Farmers & Merchants ") common stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Farmers & Merchants, to be held at the main office of Farmers & Merchants at 9861 Rome Boulevard, Summerville, Georgia, at 9:00 a.m. local time, on November 4, 1999, and at any adjournment thereof.

                                   PROPOSAL

Proposal to: approve the Agreement and Plan of Reorganization, dated April 20, 1999 between Premier Bancshares, Inc. ("Premier"), PMB Acquisition Corp. and Farmers & Merchants Bank and to approve the merger pursuant to which PMB Acquisition Corp. will be merged with and into Farmers & Merchants (the "Merger") and will be operated as a wholly-owned banking subsidiary of Premier following the effective date of the merger upon consummation of the merger, each issued and outstanding share of Farmers & Merchants common stock will be converted into the right to receive 4.028 shares of Premier common stock, as described more fully in the accompanying proxy statement/prospectus.


[_] FOR     [_] AGAINST    [_] ABSTAIN


     In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s), including adjourning the Special Meeting to permit, if necessary, further solicitation of proxies. This Proxy may be revoked at any time prior to voting hereof.

     This proxy, when properly executed, duly returned and not revoked will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of the Proposal listed on this Proxy.

                                 Signature(s)

                                 _____________________________________________

                                 _____________________________________________

                                 Dated:  ________________________, 1999

                                 NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.